CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data Systems
Tel: 972-348-5191

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608

Media: Tony Good
Tel: 972-348-5425

ALLIANCE DATA SYSTEMS ANNOUNCES RECORD

SECOND QUARTER RESULTS

* Double-Digit Revenue Growth Across All Growth Engines

* Raises Guidance for 2004

Dallas, TX, July 21, 2004 – Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced record results for its second quarter ended June 30, 2004 and raised guidance for 2004.

Total second quarter revenue increased 20 percent to $300.5 million compared to $251.0 million for the second quarter of 2003. Net income increased 99 percent to $28.0 million for the second quarter of 2004, or $0.33 per diluted share, compared to $14.1 million, or $0.18 per diluted share, for the second quarter of 2003.

EBITDA for the second quarter of 2004 increased 29 percent to $69.0 million compared to $53.5 million for the second quarter of 2003. Cash earnings increased 63 percent to $31.2 million compared to $19.1 million for the second quarter of 2003. Cash earnings per diluted share increased 54 percent to $0.37 per diluted share compared to $0.24 per diluted share for the second quarter of 2003. (See “Financial Measures” below for a discussion of EBITDA and cash earnings.)

“We are extremely pleased with our record second quarter results, which exceeded our expectations due to strong performances across all three of our growth engines,” commented Mike Parks, chairman and chief executive officer. “Alliance continues to benefit from the significant client wins over the past two years, as well as strong core growth across its business lines. This momentum continued in the second quarter as we announced a new private label client, Little Switzerland, as well as a contract renewal with The Buckle, Inc. In addition, in our utility services group, we implemented the new customer information system for Metropolitan Sewer District of St. Louis. As a result of our over-performance in the first half of this year, we remain confident in our future and as such we feel comfortable raising guidance for the year.”

Segment Review

Transaction Services revenue increased 13 percent in the second quarter to $170.6 million compared to second quarter 2003. EBITDA increased 15 percent to $27.6 million compared to second quarter 2003. The vast majority of this segment consists of Alliance Data’s private label and utility services businesses, two of the Company’s main growth engines.  This segment continued to benefit from core client growth plus significant new client signings that occurred during the last two years.  These factors led to a more than 17 percent increase in the key segment driver, statements generated, while maintaining firm revenue per statement.

Credit Services revenue increased 24 percent in the second quarter to $122.0 million while EBITDA increased 85 percent to $27.4 million compared to second quarter 2003. All four of the segment’s key metrics were at or above expectations. Specifically, both private label credit sales and portfolio growth grew at a rate in the mid- to high-teens as the significant number of signings in the last two years continued to ramp up. This ramp up, combined with a stronger than anticipated consumer spending trend at higher-end specialty retailers throughout the quarter, contributed to the segment’s results.  On the expense side, Credit Services continued to benefit from better-than-expected credit losses. Funding costs remained constant during the quarter as Alliance Data successfully completed a $500 million asset-backed note offering, allowing the segment to lock in historically favorable fixed rates for the next five years.

Marketing Services revenue increased 19 percent in the second quarter to $84.2 million compared to second quarter 2003. The growth in Marketing Services revenue was primarily driven by strong redemption revenue growth as the result of AIR MILES® reward miles redeemed growth, which increased 27 percent.  Additionally, the results reflect solid growth in our other key driver, AIR MILES reward miles issued, which increased 12 percent. EBITDA decreased 4 percent to $14.0 million compared to an exceptionally strong second quarter 2003.  In addition, the second quarter of this year included certain marketing expenses that had been delayed from the first quarter. For the first half of 2004, EBITDA increased 27 percent compared to the first half of 2003.

Outlook

Based on Alliance Data’s continued strong performance this quarter, the Company expects to outperform its previous guidance for 2004. Specifically, the Company is increasing its 2004 full-year cash earnings per share estimate to $1.44 - $1.48, representing approximately 40 percent to 44 percent growth versus 2003. This revised guidance reflects the expectation of additional operating over-performance, partially dampened by certain marketing and new product expenses delayed from the first quarter to late in the year and a slightly negative foreign exchange impact anticipated in the fourth quarter.

Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as EBITDA, Operating EBITDA and Cash Earnings. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. The Company refers to EBITDA before stock compensation expense as EBITDA in this press release. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Conference Call

Alliance Data Systems will host a conference call on July 21, 2004 at 5 p.m. (Eastern) to discuss the Company’s second quarter results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

About Alliance Data Systems

Based in Dallas, Alliance Data Systems is a leading provider of transaction services, credit services and marketing services. The company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages approximately 95 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 7,500 associates at more than 30 locations in the United States and Canada. For more information about the company, visit its website, http://www.alliancedatasystems.com.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30
	2004	2003	Change	2004	2003	Change
Revenues	$300.5	$251.0	20%	$612.9	$491.2	25%

Net income	$28.0	$14.1	99%	$60.4	$26.4	129%

Net income per share - diluted	$0.33	$0.18	83%	$0.72	$0.34	112%

EBITDA before stock compensation expense	$69.0	$53.5	29%	$147.8	$99.0	49%

Operating EBITDA before stock compensation expense	$77.4	$59.1	31%	$154.9	$107.3	44%

Cash earnings	$31.2	$19.1	63%	$66.7	$35.2	89%

Cash earnings per share - diluted	$0.37	$0.24	54%	$0.80	$0.45	78%

	As of	As of
	June 30,	December 31,
	2004	2003

Cash and cash equivalents	$154.6	$67.7
Seller’s interest and credit card receivables	186.0	271.4
Redemption settlement assets	213.9	215.3
Intangible assets, net	131.9	143.7
Goodwill	480.6	484.4
Total assets	1,773.9	1,868.4

Deferred revenue	464.4	465.9
Certificates of deposit	51.5	200.4
Core debt	158.2	189.8
Total liabilities	994.9	1,166.1
Stockholders’ equity	779.0	702.3

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited) (In millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2004	2003	Change	2004	2003	Change
Segment Revenue:
Transaction Services	$170.6	$151.4	13%	$342.2	$294.5	16%
Credit Services	122.0	98.0	24%	264.2	207.1	28%
Marketing Services	84.2	70.8	19%	164.6	130.6	26%
Intersegment	(76.3)	(69.2)	10%	(158.1)	(141.0)	12%
	$300.5	$251.0	20%	$612.9	$491.2	25%

Segment EBITDA before stock compensation expense:
Transaction Services	$27.6	$24.1	15%	$51.5	$43.6	18%
Credit Services	27.4	14.8	85%	67.4	32.7	106%
Marketing Services	14.0	14.6	(4)%	28.9	22.7	27%
	$69.0	$53.5	29%	$147.8	$99.0	49%

Key Performance Indicators:
Core transactions processed	667.2	505.0	32%	1,271.7	958.0	33%
Statements generated	47.5	40.5	17%	95.5	79.8	20%
Average core portfolio	$2,919.3	$2,463.1	19%	$2,915.8	$2,497.6	17%
Private label credit sales	$1,548.4	$1,334.3	16%	$2,859.3	$2,452.6	17%
AIR MILES Reward Miles issued	690.2	616.3	12%	1,310.9	1,188.0	10%
AIR MILES Reward Miles redeemed	441.7	347.2	27%	848.9	668.8	27%

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Total revenue	$300.5	$251.0	$612.9	$491.2

Total operating expenses	253.5	216.0	510.4	430.6

Operating income	47.0	35.0	102.5	60.6

Financing costs (1)	2.0	7.9	5.6	13.6
Other debt related costs (2)	—	4.3	—	4.3
Income before income taxes	45.0	22.8	96.9	42.7
Income tax expense	17.0	8.7	36.5	16.3
Net income	$28.0	$14.1	$60.4	$26.4

Net income per share – basic	$0.35	$0.18	$0.75	$0.35
Net income per share – diluted	$0.33	$0.18	$0.72	$0.34

Weighted average shares outstanding – basic	80.7	77.8	80.5	76.5
Weighted average shares outstanding – diluted	84.3	80.2	83.6	78.5

(1)                                  Financing costs includes non-cash fair value gain on swap of $2.4 million and $2.0 million for the three months ended June 30, 2004 and 2003, respectively, and $4.7 million and $3.5 million for the six months ended June 30, 2004 and 2003, respectively.

(2)                                  Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF NON-GAAP INFORMATION

(Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
EBITDA and Operating EBITDA before stock compensation expense:
Net income (GAAP measure)	$28.0	$14.1	$60.4	$26.4
Income tax expense	17.0	8.7	36.5	16.3
Financing costs	2.0	7.9	5.6	13.6
Other debt related costs (2)	—	4.3	—	4.3
Stock compensation expense (3)	—	—	—	2.7
Depreciation and other amortization	15.3	13.4	31.8	26.2
Amortization of purchased intangibles	6.7	5.1	13.5	9.5
EBITDA before stock compensation expense	69.0	53.5	147.8	99.0
Plus change in deferred revenue	(0.8)	43.8	(1.5)	76.4
Less change in redemption settlement assets	7.2	(21.1)	1.3	(35.4)
Foreign currency impact	2.0	(17.1)	7.3	(32.7)
Operating EBITDA before stock compensation expense	$77.4	$59.1	$154.9	$107.3

Cash Earnings:
Net income (GAAP measure)	$28.0	$14.1	$60.4	$26.4
Add back non-cash non-operating items:
Amortization of purchased intangibles	6.7	5.1	13.5	9.5
Stock compensation expense (3)	—	—	—	2.7
Other debt related costs (2)	—	4.3	—	4.3
Mark to market swap adjustment (4)	(2.4)	(2.0)	(4.7)	(3.5)
Income tax effect (5)	(1.1)	(2.4)	(2.5)	(4.2)
Cash earnings	$31.2	$19.1	$66.7	$35.2

Weighted average shares outstanding - diluted	84.3	80.2	83.6	78.5

Cash earnings per share - diluted	$0.37	$0.24	$0.80	$0.45

(2)	Represents the write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.
(3)	In the first quarter of 2003, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.
(4)	Represents the fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.
(5)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF SEGMENT EBITDA
BEFORE STOCK COMPENSATION EXPENSE

(Unaudited) (In millions)

	Three months ended June 30, 2004
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense (5)	EBITDA(6)
Transaction Services	$12.2	$15.4	$—	$27.6
Credit Services	25.4	2.0	—	27.4
Marketing Services	9.4	4.6	—	14.0
	$47.0	$22.0	$—	$69.0

	Three months ended June 30, 2003
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense(5)	EBITDA(6)
Transaction Services	$11.2	$12.9	$—	$24.1
Credit Services	13.7	1.1	—	14.8
Marketing Services	10.1	4.5	—	14.6
	$35.0	$18.5	$—	$53.5

	Six months ended June 30, 2004
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense (5)	EBITDA(6)
Transaction Services	$19.4	$32.1	$—	$51.5
Credit Services	63.4	4.0	—	67.4
Marketing Services	19.7	9.2	—	28.9
	$102.5	$45.3	$—	$147.8

	Six months ended June 30, 2003
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense (5)	EBITDA(6)
Transaction Services	$18.2	$24.5	$0.9	$43.6
Credit Services	29.3	2.5	0.9	32.7
Marketing Services	13.1	8.7	0.9	22.7
	$60.6	$35.7	$2.7	$99.0

(5)	In the first quarter of 2003, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.

(6)	Represents segment EBITDA before stock compensation expense and is equal to operating income plus depreciation and amortization and stock compensation expense.

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